As filed with the Securities and Exchange Commission on July 1, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

MeadWestvaco Corporation
(Exact name of registrant as specified in its charter)

Delaware (States or other jurisdiction of incorporation or organization)	31-1797999 (I.R.S. Employer Identification Number)

One High Ridge Park
Stamford, Connecticut 06905
(203) 461-7400
(Address, including zip code, of registrant’s principal executive offices)

MeadWestvaco Corporation Compensation Plan for Non-Employee Directors

(Full title of the plan)

Wendell L. Willkie, II
Senior Vice President, General Counsel and Corporate Secretary
MeadWestvaco Corporation
One High Ridge Park
Stamford, Connecticut 06905
(203) 461-7400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
D. Michael Lefever, Esq.
Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
(202) 662-6000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class	Amount to Be	Offering Price per	Aggregate Offering	Amount of
of Securities to Be Registered	Registered	Share	Price	Registration Fee

Common Stock, par value $0.01 per share (1)	500,000 (2)	$31.15 (3)	$15,575,000 (3)	$1,432.90

(1)	Includes MeadWestvaco Corporation preferred stock purchase rights which, until certain events specified in MeadWestvaco’s Rights Agreement, dated January 29, 2002, as it may be amended from time to time, occur, will not be exerciseable or evidenced separately from the Common Stock.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock.

(3)	Calculated in accordance with Rule 457(h) under the Securities Act based on the average of the high and low sales prices per share of the Common Stock on June 26, 2002, as reported by the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

     MeadWestvaco Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

•	The Annual Report on Form 10-K of the Registrant for the Two-Month Transition Period ended December 31, 2001;

•	The Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2002, as amended by Amendment No. 1 to Quarterly Report on Form 10-Q/A, filed May 17, 2002, and as amended by Amendment No. 2 to Quarterly Report on Form 10-Q/A, filed May 17, 2002;

•	The Current Reports on Form 8-K of the Registrant, filed on January 30, 2002, January 31, 2002, February 1, 2002, February 6, 2002, March 15, 2002, and April 2, 2002, and amendments to Current Reports on Form on 8-K/A of the Registrant, filed February 6, 2002, and March 8, 2002;

•	The description of the shares of Common Stock contained in the Registrant’s Registration Statement on Form 8-A, dated January 25, 2002, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report subsequently filed for the purpose of updating that description; and

•	The description of the shares of Registrant’s Common Stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A, dated January 29, 2002, filed pursuant to Section 12 of the Exchange Act, including any amendment or report subsequently filed for the purpose of updating that description.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The consolidated financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of the Registrant for the Two-Month Transition Period ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of The Mead Corporation incorporated in this Registration Statement by reference to the Registrant’s Current Report on Form 8-K/A for the year ended December 31, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph relating to the company’s change in its method of accounting for derivative instruments effective January 1, 2001 and the company’s change in its method of revenue recognition for provisions included in certain sales agreements effective January 1, 2000), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in auditing and accounting.

Item 4.      Description of Securities.

     Not Applicable.

Item 5.      Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.      Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. Article VIII of the Registrant’s Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or the limitation thereof is not permitted under the DGCL.

     Under Section 145 of the DGCL, a corporation is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the corporation or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, the person had no reasonable cause to believe that his conduct was unlawful.

     A corporation also is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor by reason of the fact that the person is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification is permitted with respect to any claim, issue or matter as to which the person is found liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines the person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

     A corporation must indemnify any present or former director or officer of the corporation who is successful on the merits or otherwise in the defense of any action, suit or proceeding against expenses actually and reasonably incurred by such person. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

     Section 2.13 of the Registrant’s Bylaws provides that each director, officer and employee, past or present, of the Registrant, and each person who serves or may have served at the request of the Registrant as a director, officer or employee of another corporation and their respective heirs, administrators and executors, shall be indemnified by the Registrant in accordance with, and to the fullest extent provided by, the provisions of the DGCL.

     The Registrant has entered into indemnification agreements with a number of officers and directors of the Registrant under which the Registrant has agreed to indemnify them against costs, charges, fines and expenses, including amounts paid to settle an action or satisfy a judgment, reasonably incurred by an officer or director in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Corporation. The Registrant also has entered into similar agreements with individuals who serve at the written request of the Registrant as a director, officer, employee, trustee, agent or fiduciary of another entity.

Item 7.      Exemption from Registration Claimed.

     Not Applicable.

Item 8.      Exhibits.

Exhibit Number 4.1	Description Amended and Restated Certificate of Incorporation of the Registrant.*
4.2	Bylaws of the Registrant as amended February 26, 2002.
4.3	Rights Agreement between the Registrant and The Bank of New York, as Rights Agent, dated January 29, 2002 **
5.1	Opinion of Covington & Burling.
23.1	Consent of Covington & Burling (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney of Jerome F. Tatar.
24.2	Power of Attorney of John G. Breen.
24.3	Power of Attorney of Michael E. Campbell.
24.4	Power of Attorney of Thomas W. Cole, Jr.
24.5	Power of Attorney of Duane E. Collins.
24.6	Power of Attorney of William E. Hoglund.
24.7	Power of Attorney of James G. Kaiser.
24.8	Power of Attorney of Richard B. Kelson.
24.9	Power of Attorney of John A. Krol.
24.10	Power of Attorney of Susan J. Kropf.
24.11	Power of Attorney of Douglas S. Luke.
24.12	Power of Attorney of Robert C. McCormack.
24.13	Power of Attorney of Lee J. Styslinger, Jr.
24.14	Power of Attorney of J. Lawrence Wilson.
24.15	Power of Attorney of Richard A. Zimmerman.

*	Incorporated by reference to Registrant’s Current Report on Form 8-K, dated January 30, 2002.

**	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A, dated January 29, 2002.

Item 9.      Undertakings.

     (1)      The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (a)      to include any prospectus required by Section 10(a)(3) of the Securities Act if 1933;

     (b)      to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

     (c)      to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2)      The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment described under paragraph (1), above, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)      The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4)      The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stamford, State of Connecticut, on June 28, 2002.

MEADWESTVACO CORPORATION

By:	/s/ John A. Luke, Jr. John A. Luke, Jr. Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John A. Luke, Jr. John A. Luke, Jr.	Chief Executive Officer and President (principal executive officer) and Director	June 28, 2002

/s/ Karen R. Osar Karen R. Osar	Senior Vice President and Chief Financial Officer (principal financial officer)	June 28, 2002

/s/ John E. Banu John E. Banu	Comptroller (principal accounting officer)	June 28, 2002

* Jerome F. Tatar	Chairman of the Board	June 28, 2002

* John G. Breen	Director	June 28, 2002

* Michael E. Campbell	Director	June 28, 2002

* Thomas W. Cole, Jr.	Director	June 28, 2002

Signature	Title	Date

* Duane E. Collins	Director	June 28, 2002

* William E. Hoglund	Director	June 28, 2002

* James G. Kaiser	Director	June 28, 2002

* Richard B. Kelson	Director	June 28, 2002

* John A. Krol	Director	June 28, 2002

* Susan J. Kropf	Director	June 28, 2002

* Douglas S. Luke	Director	June 28, 2002

* Robert C. McCormack	Director	June 28, 2002

* Lee J. Styslinger, Jr.	Director	June 28, 2002

Jane L. Warner	Director	June 28, 2002

* J. Lawrence Wilson	Director	June 28, 2002

Signature	Title	Date

* Richard A. Zimmerman	Director	June 28, 2002

* By Power of Attorney

/s/ Wendell L. Willkie, II Name: Wendell L. Willkie, II Title:Power of Attorney

Index to Exhibits

Exhibit Number	Description
4.2	Bylaws of the Registrant as amended February 26, 2002.
5.1	Opinion of Covington & Burling.
23.1	Consent of Covington & Burling (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney of Jerome F. Tatar.
24.2	Power of Attorney of John G. Breen.
24.3	Power of Attorney of Michael E. Campbell.
24.4	Power of Attorney of Thomas W. Cole, Jr.
24.5	Power of Attorney of Duane E. Collins.
24.6	Power of Attorney of William E. Hoglund.
24.7	Power of Attorney of James G. Kaiser.
24.8	Power of Attorney of Richard B. Kelson.
24.9	Power of Attorney of John A. Krol.
24.10	Power of Attorney of Susan J. Kropf.
24.11	Power of Attorney of Douglas S. Luke.
24.12	Power of Attorney of Robert C. McCormack.
24.13	Power of Attorney of Lee J. Styslinger, Jr.
24.14	Power of Attorney of J. Lawrence Wilson.
24.15	Power of Attorney of Richard A. Zimmerman.